Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Liberty Global 401(k) Savings & Stock Ownership Plan
Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-275737) of Liberty Global Ltd. of our report dated June 17, 2025, relating to the financial statements and supplemental schedule of the Liberty Global 401(k) Savings & Stock Ownership Plan which appear in this Form 11-K for the year ended December 31, 2024.

/s/ BDO USA, P.C.

Denver, Colorado
June 17, 2025